SIGNATURES
EXHIBIT INDEX
EX-4.1 - AMENDED/RESTATED 1999 STOCK OPTION PLAN
EX-4.2 - 1ST AMEND TO AMEND/RESTATED S/O 1999 PLAN
EX-4.7 - 1997 STOCK PURCHASE PLAN - AMEND. #4
EX-5.1 - OPINION OF VINSON & ELKINS LLP
EX-23.1 - CONSENT OF ARTHUR ANDERSEN LLP

As filed with the Securities and Exchange Commission on June 25, 2001

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_________________

RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	34-1312571

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 Main Street, Suite 800
Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

Amended and Restated 1999 Stock Option Plan
1997 Stock Purchase Plan, as Amended
(Full title of the plan)

John H. Pinkerton
President
Range Resources Corporation
777 Main Street, Suite 800
Fort Worth, Texas 76102
(817) 870-2601
(Name, address and telephone number of agent for service)

copy to:

Michael D. Wortley
Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
(214) 220-7700

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of securities	Amount to be	Maximum offering	maximum aggregate	Amount of
to be registered	registered	price per share (1)	offering price (1)	registration fee

Common Stock, $0.01 par value per share	2,000,000 shares	$5.59	$11,180,000	$2,795.00

Common Stock, $0.01 par value per share	500,000 shares	$5.59	$2,795,000	$698.75

				$3,493.75

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. The price for the 2,000,000 shares issuable under the Company’s Amended and Restated 1999 Stock Option Plan and the 500,000 shares issuable under the Company’s 1997 Stock Purchase Plan was based on a price of $5.59, the average of the high and low prices in the consolidated reporting system on June 22, 2001

      This Registration Statement is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of Common Stock for sale under the Amended and Restated 1999 Stock Option Plan and the 1997 Stock Purchase Plan, as amended. The contents of the registrant’s Form S-8 Registration Statements (Nos. 333-30534, 333-44821, 333-88657 and 333-40380) relating to the same employee benefit plans are incorporated by reference to this Registration Statement.

Exhibits.

      Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

4.1*	Amended and Restated 1999 Stock Option Plan

4.2*	First Amendment to Amended and Restated 1999 Stock Option Plan

4.3**	1997 Stock Purchase Plan (Exhibit 4.3 to the Company’s Registration Statement on Form S-8 — File No. 333-44821)

4.4**	1997 Stock Purchase Plan—Amendment No. 1 (Exhibit 4.2 to the Company’s Registration Statement on Form S-8 — File No. 333-40380)

4.5**	1997 Stock Purchase Plan—Amendment No. 2 (Exhibit 4.3 to the Company’s Registration Statement on Form S-8 — File No. 333-40380)

4.6**	1997 Stock Purchase Plan—Amendment No. 3 (Exhibit 4.4 to the Company’s Registration Statement on Form S-8 — File No. 333-40380)

4.7*	1997 Stock Purchase Plan—Amendment No. 4

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Arthur Andersen LLP

23.2*	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto)

24.1*	Powers of Attorney (included in the signature pages hereto)

*	Filed herewith

**	Filed previously

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 25th day of June 2001.

RANGE RESOURCES CORPORATION

By:	/s/ Eddie M. LeBlanc III

Eddie M. LeBlanc III Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints each of John H. Pinkerton and Eddie M. LeBlanc III, and each of them severally, acting alone and without the other, as his attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

Signature	Capacity	Date

/s/ Robert E. Aikman Robert E. Aikman	Director	June 25, 2001

/s/ Anthony V. Dub Anthony V. Dub	Director	June 25, 2001

/s/ V. Richard Eales V. Richard Eales	Director	June 25, 2001

/s/ Thomas J. Edelman Thomas J. Edelman	Chairman and Director	June 25, 2001

/s/ Allen Finkelson Allen Finkelson	Director	June 25, 2001

/s/ Eddie M. LeBlanc III Eddie M. LeBlanc III	Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2001

/s/ Alexander P. Lynch Alexander P. Lynch	Director	June 25, 2001

/s/ James E. McCormick James E. McCormick	Director	June 25, 2001

/s/ John H. Pinkerton John H. Pinkerton	President, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2001

EXHIBIT INDEX

4.1*	Amended and Restated 1999 Stock Option Plan

4.2*	First Amendment to Amended and Restated 1999 Stock Option Plan

4.3**	1997 Stock Purchase Plan (Exhibit 4.3 to the Company’s Registration Statement on Form S-8 — File No. 333-44821)

4.4**	1997 Stock Purchase Plan—Amendment No. 1 (Exhibit 4.2 to the Company’s Registration Statement on Form S-8 — File No. 333-40380)

4.5**	1997 Stock Purchase Plan—Amendment No. 2 (Exhibit 4.3 to the Company’s Registration Statement on Form S-8 — File No. 333-40380)

4.6**	1997 Stock Purchase Plan—Amendment No. 3 (Exhibit 4.4 to the Company’s Registration Statement on Form S-8 — File No. 333-40380)

4.7*	1997 Stock Purchase Plan—Amendment No. 4

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Arthur Andersen LLP

23.2*	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto)

24.1*	Powers of Attorney (included in the signature pages hereto)

*	Filed herewith

**	Filed previously